Exhibit 99.1

Live Ventures Announces New $10 Million Common Stock Repurchase Program

LAS VEGAS, June 7, 2024 – Live Ventures Incorporated (Nasdaq: LIVE), a diversified holding company (“Live Ventures” or “Company”), today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase up to $10 million of the Company’s outstanding shares of common stock. This new repurchase program replaces the previous program that expired on June 1, 2024, and will remain effective until May 31, 2025, unless extended, canceled, or modified by the Company’s Board of Directors. The shares may be repurchased at management’s discretion from time to time in open market transactions, including through block purchases, through privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Establishing a new repurchase program underscores our confidence in the long-term growth prospects of Live Ventures and our commitment to delivering value to our stockholders,” commented Jon Issac, President and Chief Executive Officer of Live Ventures.

Live Ventures Incorporated

Live Ventures is a diversified holding company with a strategic focus on value-oriented acquisitions of domestic middle-market companies. Live Ventures’ acquisition strategy is sector agnostic and focuses on well-run, closely held businesses with a demonstrated track record of earnings growth and cash flow generation. The Company looks for opportunities to partner with management teams of its acquired businesses to build increased stockholder value through a disciplined buy-build-hold long-term focused strategy. Live Ventures was founded in 1968. In late 2011 Jon Isaac, CEO and strategic investor, joined the Board of Directors and later refocused it into a diversified holding company. The Company’s current portfolio of diversified operating subsidiaries includes companies in the textile, flooring, tools, steel, and entertainment industries.

Forward-Looking and Cautionary Statements
The use of the word “Company” refers to Live Ventures and its wholly owned subsidiaries. Certain statements in this press release contain or may suggest “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are intended to be covered by the “safe harbor” created by those sections. Words such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar statements are intended to identify forward-looking statements. Live Ventures may also make forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023. Additionally, new risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. Live Ventures undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
Contact:
Live Ventures Incorporated
Greg Powell, Director of Investor Relations
725.500.5597
gpowell@liveventures.com
www.liveventures.com
Source: Live Ventures Incorporated
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